 EX‑33.23

(logo) PARK BRIDGE LENDER SERVICES LLC

February 2, 2017

RE:      Management’s Report on Assessment of 2016 Compliance by

            Park Bridge Lender Services LLC with Regulation AB Servicing Criteria

Park Bridge Lender Services LLC (the “Asserting Party”) is responsible for assessing its compliance, as of and for the period ended December 31, 2016, with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations.

The transactions covered by this assertion are those transactions processed by the Asserting Party in its capacity as trust or operating advisor for the asset-backed securities transactions listed in Exhibit A attached hereto (the “Platform”).

The Asserting Party is responsible for assessing its compliance with the servicing criteria applicable to it. The Asserting Party used the criteria in paragraph (d) of Item 1122 of Regulation AB (17 C.F.R. 229.1122) to assess its compliance. The full outline of the Asserting Party’s contractually applicable servicing criteria under various securitization pooling and servicing agreements can be found in Exhibit B attached hereto.

Based on its assessment, the Asserting Party believes that, as of and for the periods the contractual obligations existed in the calendar year ending December 31, 2016, the Asserting Party has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB relating to its trust or operating advisor role with respect to the Platform, except for the servicing criteria set forth in 1122(d)(1)(i-v), 1122(d)(2)(i-vii), 1122(d)(3)(ii-iv), 1122(d)(4)(i-vi) and 1122(d)(4)(viii-xv), which the Asserting Party has determined as being inapplicable to the activities it performs with respect to the Platform (the “Applicable Servicing Criteria”).

Curcio & Cohen, CPA’s, P.C., an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the reporting period as set forth in this assertion.

Signed:

/s/ David M. Rodgers

David M. Rodgers

Principal

600 THIRD AVENUE, 40TH FLOOR, NEW YORK, NY 10016

WWW.PARKBRIDGEFINANCIAL.COM

Exhibit A

Asserting Party's 2016 Servicing Platform

Applicable Certification Period
Securitization Transaction	Start Date		End Date
COMM 2012-LC4	January 01, 2016	to	December 31, 2016
COMM 2012-CCRE2	January 01, 2016	to	December 31, 2016
UBS-B 2012-C3	January 01, 2016	to	December 31, 2016
COMM 2012-CCRE4	January 01, 2016	to	December 31, 2016
COMM 2012-CCRE5	January 01, 2016	to	December 31, 2016
COMM 2013-LC6	January 01, 2016	to	December 31, 2016
COMM 2013-CCRE6	January 01, 2016	to	December 31, 2016
JPMCC 2013-C10	January 01, 2016	to	December 31, 2016
COMM 2013-CCRE7	January 01, 2016	to	December 31, 2016
UBSBB 2013-C6	January 01, 2016	to	December 31, 2016
COMM 2013-CCRE8	January 01, 2016	to	December 31, 2016
MSBAM 2013-C10	January 01, 2016	to	December 31, 2016
COMM 2013-CCRE9	January 01, 2016	to	December 31, 2016
WFCM 2013-LC12	January 01, 2016	to	December 31, 2016
COMM 2013-CCRE10	January 01, 2016	to	December 31, 2016
COMM 2013-LC13	January 01, 2016	to	December 31, 2016
COMM 2013-CCRE11	January 01, 2016	to	December 31, 2016
COMM 2013-CCRE12	January 01, 2016	to	December 31, 2016
WFRBS 2013-UBS1	January 01, 2016	to	December 31, 2016
GSMS 2014-GC18	January 01, 2016	to	December 31, 2016
COMM 2014-CCRE14	January 01, 2016	to	December 31, 2016
MSBAM 2014-C14	January 01, 2016	to	December 31, 2016
COMM 2014-CCRE15	January 01, 2016	to	December 31, 2016
COMM 2014-UBS2	January 01, 2016	to	December 31, 2016
COMM 2014-CCRE16	January 01, 2016	to	December 31, 2016
CGCMT 2014-GC21	January 01, 2016	to	December 31, 2016
COMM 2014-CCRE17	January 01, 2016	to	December 31, 2016
COMM 2014-UBS3	January 01, 2016	to	December 31, 2016
COMM 2014-UBS4	January 01, 2016	to	December 31, 2016
COMM 2014-CCRE19	January 01, 2016	to	December 31, 2016
COMM 2014-LC17	January 01, 2016	to	December 31, 2016
MSBAM 2014-C18	January 01, 2016	to	December 31, 2016
CGCMT 2014-GC25	January 01, 2016	to	December 31, 2016
COMM 2014-CCRE20	January 01, 2016	to	December 31, 2016
COMM 2014-CCRE21	January 01, 2016	to	December 31, 2016
MSBAM 2014-C19	January 01, 2016	to	December 31, 2016
WFCM 2014-LC18	January 01, 2016	to	December 31, 2016
CGCMT 2015-GC27	January 01, 2016	to	December 31, 2016
COMM 2015-LC19	January 01, 2016	to	December 31, 2016
MSBAM 2015-C20	January 01, 2016	to	December 31, 2016
COMM 2015-DC1	January 01, 2016	to	December 31, 2016
CSAIL 2015-C1	January 01, 2016	to	December 31, 2016
COMM 2015-CCRE22	January 01, 2016	to	December 31, 2016
MSBAM 2015-C22	January 01, 2016	to	December 31, 2016
CSAIL 2015-C2	January 01, 2016	to	December 31, 2016
COMM 2015-LC21	January 01, 2016	to	December 31, 2016
MSC 2015-MS1	January 01, 2016	to	December 31, 2016
COMM 2015-PC1	January 01, 2016	to	December 31, 2016
GSMS 2015-GC32	January 01, 2016	to	December 31, 2016
MSBAM 2015-C24	January 01, 2016	to	December 31, 2016
COMM 2015-CCRE24	January 01, 2016	to	December 31, 2016
CGCMT 2015-P1	January 01, 2016	to	December 31, 2016
WFCM 2015-LC22	January 01, 2016	to	December 31, 2016
COMM 2015-CCRE26	January 01, 2016	to	December 31, 2016
COMM 2015-CCRE27	January 01, 2016	to	December 31, 2016
MSBAM 2015-C26	January 01, 2016	to	December 31, 2016
COMM 2015-LC23	January 01, 2016	to	December 31, 2016
CGCMT 2015-GC35	January 01, 2016	to	December 31, 2016
CFCRE 2016-C3	January 28, 2016	to	December 31, 2016
COMM 2016-CCRE28	February 10, 2016	to	December 31, 2016
MSBAM 2016-C28	February 25, 2016	to	December 31, 2016
WFCM 2016-NXS5	February 26, 2016	to	December 31, 2016
MSCI 2016-UBS9	March 08, 2016	to	December 31, 2016
COMM 2016-DC2	March 16, 2016	to	December 31, 2016
WFCM 2016-C33	March 31, 2016	to	December 31, 2016
CGCMT 2016-P3	April 13, 2016	to	December 31, 2016
DBJPM 2016-C1	April 19, 2016	to	December 31, 2016
CGCMT 2016-GC37	April 26, 2016	to	December 31, 2016
MSBAM 2016-C29	May 05, 2016	to	December 31, 2016
CFCRE 2016-C4	May 18, 2016	to	December 31, 2016
CSAIL 2016-C6	May 26, 2016	to	December 31, 2016
CGCMT 2016-C1	June 01, 2016	to	December 31, 2016
BACM 2016-UBS10	June 07, 2016	to	December 31, 2016
SGCMS 2016-C5	July 19, 2016	to	December 31, 2016
CGCMT 2016-P4	July 29, 2016	to	December 31, 2016
DBJPM 2016-C3	August 11, 2016	to	December 31, 2016
WFCM 2016-BNK1	August 18, 2016	to	December 31, 2016
CD 2016-CD1	August 25, 2016	to	December 31, 2016
MSCI 2016-UBS11	August 25, 2016	to	December 31, 2016
MSBAM 2016-C30	September 29, 2016	to	December 31, 2016
CGCMT 2016-P5	October 18, 2016	to	December 31, 2016
COMM 2016-COR1	October 20, 2016	to	December 31, 2016
COMM 2016-667M	October 26, 2016	to	December 31, 2016
WFCM 2016-C36	November 03, 2016	to	December 31, 2016
MSBAM 2016-C31	November 14, 2016	to	December 31, 2016
CFCRE 2016-C6	November 22, 2016	to	December 31, 2016
MSC 2016-BNK2	November 22, 2016	to	December 31, 2016
CSAIL 2016-C7	November 22, 2016	to	December 31, 2016
GSMS 2016-GS4	November 30, 2016	to	December 31, 2016
MSC 2016-UBS12	December 07, 2016	to	December 31, 2016
CD 2016-CD2	December 08, 2016	to	December 31, 2016
CGCMT 2016-P6	December 15, 2016	to	December 31, 2016
MSBAM 2016-C32	December 21, 2016	to	December 31, 2016
CFCRE 2016-C7	December 21, 2016	to	December 31, 2016
CSMC 2016-NXSR	December 22, 2016	to	December 31, 2016

Exhibit B

Regulation AB Section 229.1122(d) Servicing Criteria

Regulation AB Reference	Servicing Criterion	Performed by Park Bridge[1]	Not Applicable to Park Bridge[2]
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.		X
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of  cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a  foreign financial institution that meets the requirements of §240.13k-1 (b)(1) of this chapter.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities-related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
1122(d)(3)(i)(A)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports are prepared in accordance with timeframes and other terms set forth in the transaction agreements.

X
1122(d)(3)(i)(B)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports provide information calculated in accordance with the terms specified in the transaction agreements.

X
1122(d)(3)(i)(C)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports are filed with the Commission as required by its rules and regulations.

		X3	X4
1122(d)(3)(i)(D)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports agree with investors’ or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

		X3	X4
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.		X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow  accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;  (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds were returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.		X

1    The criteria in the column “Performed by Park Bridge” and marked with an “X” are applicable for the Transactions unless otherwise noted; however, there were no specially serviced loans under the related Transactions during the reporting period. Therefore, no trust/operating advisor actions were required.

2    The criteria in the column “Not Applicable to Park Bridge” and marked with an “X” were not within the scope of the Asserting Party’s duties in the Transactions.

3    Applicable only to the Transactions listed in Table 2 below.

4    Not applicable to Transactions other than the Transactions listed in Table 2 below.

Table 2

COMM 2012-LC4
COMM 2012 CCRE2
COMM 2012 CCRE4
COMM 2012-CCRE5
COMM 2013-CCRE7
COMM 2013-CCRE9
COMM 2013-LC6
COMM 2013-LC13
COMM 2013-CCRE11